Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

To Tender Shares of Common Stock of

Amerant Bancorp Inc.

Pursuant to its Offer to Purchase Dated November 20, 2020

For Cash up to $50,000,000 of Shares of its Class B Common Stock

At a Purchase Price Not Greater Than $12.55 Per Share and Not Less Than $9.65 Per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 18, 2020, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By First-Class Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Registered, Certified, Express Mail or Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. You must sign this Letter of Transmittal in the appropriate space provided therefor below, with signature guaranteed, if required, and complete the Internal Revenue Service (“IRS”) Form W-9 included in this Letter of Transmittal, if required, or an applicable IRS Form W-8. The instructions set forth in this Letter of Transmittal should be read carefully before you tender any of your Shares (as defined below) into the Offer (as defined below). Deliveries to Amerant Bancorp Inc. (“Amerant,” the “Company,” “we” or “us”), Keefe, Bruyette & Woods, Inc., the dealer manager (the “Dealer Manager”) and the information agent for the Offer (the “Information Agent”) or to The Depository Trust Company (“DTC”) will not be forwarded to the Depositary and therefore will not constitute valid delivery to the Depositary. All of the instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

This Letter of Transmittal is to be used by shareholders of Amerant (i) if certificates for Shares (“Share Certificates”) are to be forwarded herewith or (ii) if delivery of Shares is to be made by book-entry transfer to an account maintained by the Depositary at DTC, unless an Agent’s Message (as defined in Instruction 2) is utilized in lieu of this Letter of Transmittal, and in any case in accordance with the procedures set forth in Section 3 of the Offer to Purchase.

Capitalized terms used herein without definition have the meanings set forth in the Offer to Purchase.

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on share certificate(s))	Shares Tendered* (Attach additional signed list, if necessary)
	Certificate Number(s)**	Number of Shares Represented by Certificate(s)**	Number of Shares Represented by Book Entry (electronic form)	Total Number of Shares Tendered

*	Unless otherwise indicated, it will be assumed that all Shares described above are being tendered. See Instruction 4.
**	Need not be completed if Shares are delivered by book-entry transfer.

Indicate below the order (by certificate number) in which Shares are to be purchased in the event of proration (attach additional signed list if necessary). If you do not designate an order, if less than all Shares tendered are purchased due to proration, Shares will be selected for purchase by the Depositary. See Instruction 15.

1st:                 2nd:                 3rd:                 4th:                 5th:

The Offer is not being made in any jurisdiction in which the making of the Offer would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. Validly tendered Shares will be accepted from all holders, wherever located.

Shareholders whose Share Certificates are not immediately available, or who cannot complete the procedure for book-entry transfer on a timely basis, or who cannot deliver all other required documents to the Depositary prior to the Expiration Date, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase in order to participate in the Offer. See Instruction 2. Delivery of documents to DTC does not constitute delivery to the Depositary.

IF ANY OF THE SHARE CERTIFICATES THAT YOU OWN HAVE BEEN LOST OR DESTROYED, SEE INSTRUCTION 12 OF THIS LETTER OF TRANSMITTAL.

☐

CHECK HERE IF YOU HAVE LOST YOUR SHARE CERTIFICATE(S) AND REQUIRE ASSISTANCE IN OBTAINING REPLACEMENT CERTIFICATE(S). BY CHECKING THIS BOX, YOU UNDERSTAND THAT YOU MUST CONTACT COMPUTERSHARE TO OBTAIN INSTRUCTIONS FOR REPLACING LOST CERTIFICATES. SEE INSTRUCTION 12.

ODD LOTS

(See Instruction 14)

As described in Section 1 of the Offer to Purchase, under certain conditions shareholders holding a total of fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Shares, even if such holders have separate accounts or Share Certificates representing fewer than 100 Shares. Accordingly, this section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐

is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all such Shares.

CONDITIONAL TENDER

(See Instruction 13)

A shareholder may condition his or her tender of Shares upon Amerant purchasing a specified minimum number of the shareholder’s Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by Amerant pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate and appropriately indicate the minimum number of Shares that must be purchased from the shareholder for the shareholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Each shareholder is urged to consult with his or her own financial or tax advisor with respect to the advisability of making a conditional offer before completing this section. No assurances can be provided that a conditional tender will achieve the intended United States federal income tax result for any shareholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: ____________ Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, Amerant may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

GUARANTEED DELIVERIES

(See Instruction 2)

☐	Check here if tendered Shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary and complete the following:

Name(s) of Tendering

Shareholder(s):

Date of Execution of Notice of

Guaranteed Delivery:

Name of Institution that

Guaranteed Delivery:

BOOK ENTRY TRANSFER DELIVERIES

(See Instruction 2)

☐

Check here if tendered Shares are being delivered by book-entry transfer made to an account maintained by the Depositary with DTC and complete the following (only financial institutions that are participants in DTC may deliver Shares by book-entry transfer):

Name(s) of Tendering

Institution(s):

Account No.:

Transaction Code No.:

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Amerant Bancorp Inc., a Florida corporation (“Amerant” or the “Company”), the above-described shares of Class B common stock, par value $0.10 per share (the “Shares”), of the Company, pursuant to Amerant’s offer to purchase for cash at the price per Share indicated in this Letter of Transmittal, net to the tendering shareholder in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 20, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (as it may be amended or supplemented from time to time, this “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

Upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms and conditions of the Offer as so extended or amended) and subject to, and effective upon, acceptance for payment of Shares properly tendered herewith and not properly withdrawn prior to the Expiration Date in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of Amerant all right, title and interest in and to all Shares that are being tendered hereby and irrevocably constitutes and appoints the Company the true and lawful agent of the undersigned with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest in the Shares tendered by this Letter of Transmittal), to: (i) deliver any Share Certificates representing such Shares or transfer ownership of such Shares on the account books maintained by Computershare Trust Company, N.A. (the “Depositary”), together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Amerant upon receipt by the Depositary, of the aggregate purchase price with respect to such tendered Shares purchased, (ii) present such Shares for transfer on the books of Amerant and Computershare, as transfer agent, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer any and all Shares tendered hereby and that, when the same are accepted for payment by Amerant, Amerant will acquire good, marketable and unencumbered title to such Shares, free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claims. The undersigned hereby represents and warrants that the undersigned is the registered owner of the Shares, or the Share Certificate(s) have been endorsed to the undersigned in blank, or the undersigned is a participant in DTC whose name appears on a security position listing as the owner of the Shares. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Amerant to be necessary or desirable to complete the sale, assignment and transfer of any and all Shares tendered hereby.

All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned hereby acknowledges that delivery of any Share Certificate shall be effected, and risk of loss and title to such Share Certificate shall pass, only upon the proper delivery of such Share Certificate to the Depositary.

The undersigned agrees that:

1. The valid tender of Shares pursuant to any of the procedures described in the Offer to Purchase and in the Instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer. Amerant’s acceptance of such Shares for payment will constitute a binding agreement between the undersigned and Amerant upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms of or the conditions of any such extension or amendment), which agreement will be governed by, and construed in accordance with, the laws of the State of New York;

2. It is a violation of Rule 14e–4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” in (a) the Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tender to Amerant within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to Amerant within the period specified in the Offer. Rule 14e–4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering shareholder’s representation and warranty to Amerant that (y) such shareholder has a “net long position” in Shares or Equivalent Securities being tendered within the meaning of Rule 14e–4, and (z) such tender of Shares complies with Rule 14e–4. Amerant’s acceptance for payment of Shares tendered pursuant to the Offer will constitute a binding agreement between the tendering shareholder and Amerant upon the terms and subject to the conditions of the Offer;

3. Amerant will, upon the terms and subject to the conditions of the Offer, determine a single per-Share Purchase Price (the “Purchase Price”), not greater than $12.55 and not less than $9.65 per Share, net to the tendering shareholder in cash, less any applicable withholding taxes and without interest, that it will pay for Shares properly tendered and not properly withdrawn from the Offer, taking into account the number of Shares tendered and the prices specified by tendering shareholders;

4. The Purchase Price will be the lowest purchase price, not greater than $12.55 and not less than $9.65 per Share, that will allow Amerant to purchase the maximum number of Shares having an aggregate purchase price of up to $50,000,000, or such lower amount equal to the value of the Shares properly tendered and not properly withdrawn;

5. Amerant reserves the right, in its sole discretion, to increase or decrease the per-Share purchase price and to increase or decrease the aggregate purchase price of Shares sought in the Offer, in each case subject to applicable law;

6. All Shares properly tendered prior to the Expiration Date at or below the Purchase Price and not properly withdrawn will be purchased in the Offer at the Purchase Price, upon the terms and subject to the conditions of the Offer to Purchase, including the “odd lot” priority, proration (if more than the number of Shares sought are properly tendered at or below the Purchase Price) and conditional tender provisions described in the Offer to Purchase;

7. Amerant will return any Shares that it does not purchase, including Shares tendered at prices greater than the Purchase Price and not properly withdrawn and Shares not purchased because of proration or conditional tenders, promptly following the Expiration Date;

8. Under the circumstances set forth in the Offer to Purchase and subject to applicable law, Amerant expressly reserves the right, in its sole discretion, to terminate the Offer at any time and from time to time, upon the occurrence of any of the events set forth in Section 7 of the Offer to Purchase, and to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any Shares by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. During any such extension, all Shares previously tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering shareholder to withdraw such shareholder’s Shares;

9. Shareholders who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase;

10. Amerant has advised the undersigned to consult with the undersigned’s own tax advisor, broker and/or financial advisors as to the consequences of tendering Shares pursuant to the Offer;

11. THE OFFER IS NOT BEING MADE IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. VALIDLY TENDERED SHARES WILL BE ACCEPTED FROM ALL HOLDERS, WHEREVER LOCATED; and

12. The undersigned recognizes that under certain circumstances set forth in the Offer, Amerant may not be required to accept for payment, purchase or pay for any Shares tendered hereby.

Unless otherwise indicated under “Special Payment Instructions,” please issue the check for the purchase price of all Shares purchased and, if appropriate, return any Share Certificates not tendered or accepted for payment in the name(s) of the registered holder(s) appearing above under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price of all Shares purchased and, if appropriate, return any Share Certificates not tendered or not accepted for payment (and any accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing above under “Description of Shares Tendered.” In the event that the boxes entitled “Special Payment Instructions” and “Special Delivery Instructions” are both completed, please issue the check for the purchase price of all Shares purchased and, if appropriate, return any Share Certificates not tendered or not accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and, if appropriate, return any such Share Certificates (and any accompanying documents, as appropriate) to, the person(s) so indicated. Unless otherwise indicated herein in the box entitled “Special Payment Instructions,” please credit any Shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at DTC. The undersigned recognizes that Amerant has no obligation, pursuant to the “Special Payment Instructions,” to transfer any Shares from the name of the registered holder thereof if Amerant does not accept for payment any of such Shares so tendered. If payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) unpurchased Shares are to be registered in the name of, any person other than the registered holder, or if tendered Share Certificates or book-entry accounts are registered in the name of any person other than the person signing this Letter of Transmittal, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person will be the responsibilities of the registered holder and satisfactory evidence of the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, will need to be submitted.

LOST SHARE CERTIFICATES: PLEASE CALL COMPUTERSHARE AT (800) 546-5141 (U.S. & CANADA) OR (781) 575-2765 (OTHER COUNTRIES) TO OBTAIN NECESSARY DOCUMENTS TO REPLACE YOUR LOST SHARE CERTIFICATES.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

(See Instruction 5)

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

1.	SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Shareholder,” the undersigned hereby tenders Shares at the purchase price as it shall be determined by Amerant in accordance with the terms of the Offer.

☐ The undersigned wants to maximize the chance that Amerant will accept for payment all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Shares at, and is willing to accept, the Purchase Price determined by Amerant in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Shares being deemed to be tendered at the minimum price of $9.65 per Share for purposes of determining the Purchase Price. This may effectively lower the Purchase Price and could result in the undersigned receiving a per-Share price as low as $9.65.

2.	SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined under the Offer,” the undersigned hereby tenders Shares at the price checked. The undersigned understands that this action could result in Amerant purchasing none of the Shares tendered hereby if the Purchase Price determined by Amerant for the Shares is less than the price checked below.

☐	$9.65	☐	$10.15	☐	$10.65	☐	$11.15	☐	$11.65	☐	$12.15
☐	$9.75	☐	$10.25	☐	$10.75	☐	$11.25	☐	$11.75	☐	$12.25
☐	$9.85	☐	$10.35	☐	$10.85	☐	$11.35	☐	$11.85	☐	$12.35
☐	$9.95	☐	$10.45	☐	$10.95	☐	$11.45	☐	$11.95	☐	$12.45
☐	$10.05	☐	$10.55	☐	$11.05	☐	$11.55	☐	$12.05	☐	$12.55

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

A SHAREHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE, UNLESS SUCH SHARES HAVE PREVIOUSLY BEEN PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE.

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 6, 7 and 8)

To be completed ONLY if the check for the purchase price of Shares accepted for payment and Share Certificates not tendered or not accepted for payment are to be issued in the name of someone other than the undersigned.*

Issue to:

Name:
(Please print)

Address:
(Include zip code)

(RECIPIENT MUST COMPLETE THE IRS FORM W-9 INCLUDED HEREIN OR AN APPLICABLE IRS FORM W-8 OR OTHER ACCEPTABLE CERTIFICATION)

* Requires signature guarantee. See Instruction 1 to this Letter of Transmittal

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the check for the purchase price of Shares accepted for payment and Share Certificates not tendered or not accepted for payment are to be mailed to an address other than that shown on the front of this form.

Mail to:

Name:
(Please print)

Address:
(Include zip code)

(RECIPIENT MUST COMPLETE THE IRS FORM W-9 INCLUDED HEREIN OR AN APPLICABLE IRS FORM W-8 OR OTHER ACCEPTABLE CERTIFICATION)

IMPORTANT

SHAREHOLDER: SIGN HERE

(PLEASE COMPLETE AND RETURN THE IRS FORM W-9 INCLUDED IN THIS LETTER OF

TRANSMITTAL OR AN APPLICABLE IRS FORM W-8 OR OTHER ACCEPTABLE CERTIFICATION)

Signature(s) of holder(s) of Shares

Dated:

Name(s):
(Please print)

Capacity (full title) (See

Instruction 6):

Address:
(Include zip code)

Must be signed by registered holder(s) exactly as name(s) appear(s) on Share Certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by Share Certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 6.

APPLY MEDALLION GUARANTEE STAMP BELOW

(IF REQUIRED – SEE INSTRUCTIONS 1 AND 6)

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal (a) if this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction 1, includes any participant in DTC’s systems whose name(s) appear(s) on a security position listing as the owner(s) of Shares) of Shares tendered herewith, unless such registered holder(s) has completed the box entitled “Special Payment Instructions” on this Letter of Transmittal or (b) if such Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member of or participant in a recognized “Medallion Program” approved by the Securities Transfer Association Inc., including the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Medallion Signature Program or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad–15 under the Exchange Act (each, an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 6.

2. Requirements of Tender. In order for Shares to be validly tendered pursuant to the Offer, one of the following procedures must be followed:

For Shares held as physical certificates, the Share Certificates representing tendered Shares, a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal before the Expiration Date.

For Shares held in book-entry form, either a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, or an Agent’s Message in lieu of this Letter of Transmittal, and any other required documents, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal, and such Shares must be delivered according to the book-entry transfer procedures (as set forth in Section 3 of the Offer to Purchase) and a timely confirmation of a book-entry transfer of Shares into the Depositary’s account at DTC (a “Book-Entry Confirmation”) must be received by the Depositary, in each case before the Expiration Date.

Shareholders whose Share Certificates are not immediately available, or who cannot complete the procedure for delivery by book-entry transfer on a timely basis or who cannot deliver all other required documents to the Depositary prior to the Expiration Date, may tender their Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by Amerant, must be received by the Depositary prior to the Expiration Date and (iii) Share Certificates (or a Book-Entry Confirmation) evidencing all tendered Shares, in proper form for transfer, in each case together with this Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees (or, in the case of book-entry transfer of Shares, either this Letter of Transmittal or an Agent’s Message in lieu of this Letter of Transmittal) and any other documents required by this Letter of Transmittal, must be received by the Depositary within two trading days after the date of execution of such Notice of Guaranteed Delivery. A Notice of Guaranteed Delivery may be delivered by overnight courier or email transmission (for Eligible Institutions only) to the Depositary and must include a guarantee by an Eligible Institution in the form of Notice of Guaranteed Delivery made available by Amerant. In the case of Shares held through DTC, the Notice of Guaranteed Delivery must be delivered to the Depositary by a participant by means of the confirmation system of DTC.

By signing and submitting this Letter of Transmittal you warrant that these Shares will not be sold other than pursuant to the Offer, including through limit order request, unless first properly withdrawn from the Offer.

The method of delivery of Shares, this Letter of Transmittal and all other required documents, including delivery through DTC, is at the sole election and risk of the tendering shareholder. Shares will be deemed delivered (and the risk of loss of Share Certificates will pass) only when actually received by the Depositary (including, in the case of a book-entry transfer, by Book-Entry Confirmation). If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgement from the DTC participant tendering Shares that such DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Amerant may enforce such agreement against such DTC participant.

No fractional Shares will be purchased. By executing this Letter of Transmittal, the tendering shareholder waives any right to receive any notice of the acceptance for payment of Shares.

3. Inadequate Space. If the space provided herein is inadequate, Share Certificate numbers, the number of Shares represented by such Share Certificates, the number of Shares represented by book entry and/or the total number of Shares tendered should be listed on a signed separate schedule attached hereto.

4. Partial Tenders. If fewer than all Shares represented by any Share Certificate delivered to the Depositary are to be tendered, fill in the number of Shares that are to be tendered in the box entitled “Total Number of Shares Tendered” on page 2 herein. In such case, a new certificate for the remainder of Shares represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. All Shares represented by Share Certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5. Indication of Price at Which Shares Are Being Tendered. For Shares to be properly tendered, the shareholder MUST either (1) check the box captioned “Shares Tendered at Price Determined under the Offer” in order to maximize the chance of having Amerant accept for payment all of the Shares tendered (subject to the possibility of proration) or (2) check the box indicating the price per Share at which such shareholder is tendering Shares under “Shares Tendered at Price Determined by Shareholder,” in each case, in the section titled “Price (In Dollars) Per Share at Which Shares Are Being Tendered.” Selecting option (1) could result in the shareholder receiving a price per Share as low as $9.65. ONLY ONE BOX UNDER (1) OR (2) MAY BE CHECKED. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES. A SHAREHOLDER WISHING TO TENDER PORTIONS OF SUCH SHAREHOLDER’S SHARE HOLDINGS AT DIFFERENT PRICES MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SUCH SHAREHOLDER WISHES TO TENDER EACH SUCH PORTION OF SUCH SHAREHOLDER’S SHARES. The same Shares cannot be tendered more than once, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

6. Signatures on Letter of Transmittal; Stock Powers and Endorsements.

(a) Exact Signatures. If this Letter of Transmittal is signed by the registered holder(s) of Shares tendered hereby, then the signature(s) must correspond with the name(s) as written on the face of such Share Certificates for such Shares without alteration, enlargement or any change whatsoever.

(b) Holders. If any Shares tendered hereby are held of record by two or more persons, then all such persons must sign this Letter of Transmittal.

(c) Different Names on Share Certificates. If any Shares tendered hereby are registered in different names on different Share Certificates, then it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Share Certificates.

(d) Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of Shares tendered hereby, then no endorsements of Share Certificates for such Shares or separate stock powers are required unless payment of the purchase price is to be made, or Shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of Shares tendered hereby, then Share Certificates for such Shares must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on such Share Certificates for such Shares. Signature(s) on any such Share Certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If this Letter of Transmittal or any Share Certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other legal entity or other person acting in a fiduciary or representative capacity, then such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted. Proper evidence of authority includes a power of attorney, a letter testamentary or a letter of appointment.

7. Stock Transfer Taxes. Except as otherwise provided in this Instruction 7, Amerant will pay all stock transfer taxes with respect to the transfer and sale of any Shares to it pursuant to the Offer (for the avoidance of doubt, transfer taxes do not include United States federal income tax, withholding taxes or backup withholding taxes). If, however, payment of the purchase price is to be made to, or if Share Certificate(s) for Shares not tendered or not accepted for payment are to be registered in the name of, any person(s) other than the registered holder(s), or if tendered Share Certificate(s) or book-entry accounts are registered in the name of any person(s) other than the person(s) signing this Letter of Transmittal, then the amount of any stock transfer taxes or other taxes required by reason of the payment to a person other than the registered holder(s) of such Share Certificate (in each case whether imposed on the registered holder(s) or such other person(s)) and payable on account of the transfer to such other person(s) will be the responsibilities of the registered holder and evidence satisfactory to Amerant of the payment of such taxes, or exemption therefrom, will need to be submitted.

Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to Share Certificate(s) evidencing the Shares tendered hereby.

8. Special Payment and Delivery Instructions. If a check is to be issued for the Purchase Price of any Shares tendered by this Letter of Transmittal in the name of, and, if appropriate, Share Certificates for Shares not tendered or not accepted for payment are to be issued to, any person(s) other than the signer of this Letter of Transmittal or if a check and, if appropriate, such Share Certificates are to be returned to any person(s) other than the person(s) signing this Letter of Transmittal or to an address other than that shown in this Letter of Transmittal, then the appropriate boxes on this Letter of Transmittal must be completed. In such case, see the discussion above under Instruction 7, “Stock Transfer Taxes.”

9. Withholding. To avoid U.S. federal backup withholding, a tendering shareholder that is a United States person (as defined for United States federal income tax purposes) should provide the Depositary with a correct Taxpayer Identification Number (“TIN”) on IRS Form W-9, which is included herein, and to certify, under penalties of perjury, that such number is correct and that such shareholder is not subject to backup withholding of U.S. federal income tax, and that such shareholder is a United States person (as defined for United States federal income tax purposes). If the tendering shareholder has been notified by the IRS that such shareholder is subject to backup withholding, such shareholder must cross out item (2) of the Certification section of the IRS Form W-9, unless such shareholder has since been notified by the IRS that such shareholder is no longer subject to backup withholding. Failure to provide the information on the IRS Form W-9 will, unless an exemption applies, subject the tendering shareholder to backup withholding on the payment of the purchase price of all Shares purchased from such shareholder. If the tendering shareholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such shareholder should write “Applied For” in the space for the TIN on the IRS Form W-9 and sign and date the IRS Form W-9. If a shareholder writes “Applied For” in the space for the TIN and the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold a portion of all payments of the Purchase Price to such shareholder.

Certain shareholders (including, among others, corporations and non-U.S. individuals and entities) may not be subject to backup withholding. See the instructions enclosed with the IRS Form W-9 included in this Letter of Transmittal or an applicable IRS Form W-8 for more information relating to exemptions from backup withholding and what TIN should be provided on such form.

Backup withholding generally will not apply to amounts paid to non-U.S. shareholders, provided that any such non-U.S. shareholder furnishes the Depositary with an appropriate IRS Form W-8, signed under penalties of perjury and attesting to his, her or its non-U.S. status, or other acceptable certification. However, because an applicable withholding agent may not know whether a particular shareholder qualifies for sale or exchange treatment, the Depositary or other applicable withholding agent may withhold United States federal income taxes equal to 30% of the gross payments payable to a non-U.S. shareholder unless the Depositary determines that a reduced rate of withholding is available pursuant to a tax treaty or that an exemption from withholding is applicable because such gross proceeds are effectively connected with the conduct of a trade or business within the United States or another exemption applies. Generally, to establish an applicable exemption from, or reduced rate of, United States federal withholding tax, a Non-U.S. Holder generally must deliver to the Depositary a properly completed and executed applicable IRS Form W-8, or other acceptable certification. Such forms can be obtained from the Depositary or from the IRS’s website at www.irs.gov. Non-U.S. shareholders should consult a tax advisor to determine which IRS Form W-8 or other certification is appropriate. In addition, “FATCA” withholding, as described in Section 13 of the Offer to Purchase, may apply to amounts paid to a non-U.S. shareholder pursuant to the Offer unless specified requirements are met.

If backup withholding applies, the Depositary is required to withhold and pay over to the IRS a portion (currently 24%) of any payment made to a shareholder pursuant to the Offer. Backup withholding is not an additional tax. Rather, the United States federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS if required information is timely furnished to the IRS.

All tendering shareholders should see Section 13 of the Offer to Purchase for a discussion of certain United States federal income tax consequences. In addition, all tendering shareholders are urged to consult their tax advisers regarding the tax consequences of tendering their Shares.

10. Waiver of Conditions; Irregularities. All questions as to the number of Shares to be accepted, the Purchase Price to be paid for Shares to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be decided by Amerant, in its reasonable discretion, and each such decision will be binding and final on all persons participating in the Offer. Amerant reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of which may, in the opinion of its counsel, be unlawful. Amerant also reserves the absolute right to waive any defect or irregularity in the withdrawal of any particular Shares by any particular shareholder without waiving any similar defect or irregularity with respect to other Shares or other shareholders. No tender of Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived to the satisfaction of Amerant.

Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Amerant shall determine. None of Amerant, the Dealer Manager, the Information Agent, the Depositary or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Amerant’s interpretation of the terms and conditions of the Offer (including this Letter of Transmittal and the instructions hereto) will be determined by Amerant in its reasonable discretion.

11. Questions and Requests for Additional Copies. The Information Agent may be contacted at the address and telephone numbers set forth on the last page of this Letter of Transmittal for questions and/or requests for additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and other tender offer materials. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance. Such copies will be furnished promptly at Amerant’s expense.

12. Lost, Destroyed or Stolen Certificates. If any Share Certificate representing Shares has been lost, destroyed or stolen, then the shareholder should promptly notify Computershare, as transfer agent (the “Transfer Agent”), at (800) 546-5141 (U.S. & Canada) or (781) 575-2765 (Other countries), regarding the requirements for replacement. The shareholder will then be instructed as to the steps that must be taken in order to replace such Share Certificate(s). You may be required to post a bond to secure against the risk that the Share Certificate(s) may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions and for a determination of whether you will need to post a bond and to permit timely processing of this documentation. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen Share Certificates have been followed.

Share Certificates evidencing tendered Shares, or a Book-Entry Confirmation into the Depositary’s account at DTC, as well as this Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or an Agent’s Message (if utilized in lieu of this Letter of Transmittal in connection with a book-entry transfer) and any other documents required by this Letter of Transmittal, must be received before the Expiration Date, or the tendering shareholder must comply with the procedures for guaranteed delivery.

13. Conditional Tenders. As described in Sections 3 and 6 of the Offer to Purchase, a tendering shareholder may condition his or her tender of Shares upon Amerant purchasing a specified minimum number of the Shares tendered.

If you wish to make a conditional tender you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery. In such box, you must calculate and appropriately indicate the minimum number of Shares that must be purchased if any are to be purchased.

As discussed in Sections 3 and 6 of the Offer to Purchase, proration may affect whether Amerant accepts conditional tenders and may result in Shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of Shares would not be purchased. If, because of proration (because more than the value of Shares sought are properly tendered at or below the Purchase Price), the minimum number of Shares that you designate will not be purchased, Amerant may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your Shares, at or below the Purchase Price, and checked the box so indicating. Upon selection by lot, if any, Amerant will limit its purchase in each case to the designated minimum number of Shares to be purchased.

All tendered Shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed. If you are an Odd Lot Holder and you tender all of your Shares, you cannot conditionally tender, because your Shares will not be subject to proration.

The conditional tender alternative is made available so that a shareholder may seek to structure the purchase of Shares pursuant to the Offer in such a manner that the purchase will be treated as a sale of such Shares by the shareholder, rather than the payment of a dividend to the shareholder, for U.S. federal income tax purposes. It is the tendering shareholder’s responsibility to calculate and appropriately indicate the minimum number of Shares that must be purchased from the shareholder in order for the shareholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Each shareholder is urged to consult with his or her own financial or tax advisor with respect to the advisability of making a conditional offer before completing this section. No assurances can be provided that a conditional tender will achieve the intended United States federal income tax result for any shareholder tendering Shares. See Section 6 and Section 13 of the Offer to Purchase. Moreover, because an applicable withholding agent may not know whether a particular shareholder qualifies for sale or exchange treatment, the Depositary or other applicable withholding agent may withhold United States federal income taxes equal to 30% of the gross payments payable to a non-U.S. shareholder.

14. Odd Lots. As described in Section 1 of the Offer to Purchase, if Amerant is to purchase fewer than all Shares tendered before the Expiration Date and not properly withdrawn, the Shares purchased first will consist of all odd lots of less than 100 Shares from shareholders who properly tender all of their Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Date (tenders of less than all of the Shares owned, beneficially or of record, by such Odd Lot Holder will not qualify for this preference). This preference will not be available unless the section captioned “Odd Lots” in this Letter of Transmittal is completed.

15. Order of Purchase in Event of Proration. As described in Section 1 of the Offer to Purchase, shareholders may designate the order in which their Shares are to be purchased in the event of proration. The order of purchase may have an effect on the U.S. federal income tax classification and the amount of any dividend, or gain or loss, on the Shares purchased. See Section 1, Section 3 and Section 13 of the Offer to Purchase.

IMPORTANT: THIS LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND DULY EXECUTED, TOGETHER WITH CERTIFICATES REPRESENTING SHARES BEING TENDERED AND ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, BOOK-ENTRY CONFIRMATION (INCLUDING AN AGENT’S MESSAGE), AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE, OR THE TENDERING SHAREHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

W- Certificate of Foreign Status of Beneficial Owner for United Form 8BEN States Tax Withholding and Reporting (Individuals) (Rev. July 2017) For use by individuals. Entities must use Form W-8BEN-E. OMB No. 1545-1621 Department of the Treasury Go to www.irs.gov/FormW8BEN for instructions and the latest information. Internal Revenue Service Give this form to the withholding agent or payer. Do not send to the IRS. Do NOT use this form if: Instead, use Form: • You are NOT an individual . W-8BEN-E • You are a U.S. citizen or other U.S. person, including a resident alien individual . W-9 • You are a beneficial owner claiming that income is effectively connected with the conduct of trade or business within the U.S. (other than personal services) . W-8ECI • You are a beneficial owner who is receiving compensation for personal services performed in the United States 8233 or W-4 • You are a person acting as an intermediary W-8IMY Note: If you are resident in a FATCA partner jurisdiction (i.e., a Model 1 IGA jurisdiction with reciprocity), certain tax account information may be provided to your jurisdiction of residence. Part I Identification of Beneficial Owner (see instructions) 1 Name of individual who is the beneficial owner 2 Country of citizenship 3 Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address. City or town, state or province. Include postal code where appropriate. Country 4 Mailing address (if different from above) City or town, state or province. Include postal code where appropriate. Country 5 U.S. taxpayer identification number (SSN or ITIN), if required (see instructions) 6 Foreign tax identifying number (see instructions) 7 Reference number(s) (see instructions) 8 Date of birth (MM-DD-YYYY) (see instructions) Part II Claim of Tax Treaty Benefits (for chapter 3 purposes only) (see instructions) 9 I certify that the beneficial owner is a resident of within the meaning of the income tax treaty between the United States and that country. 10 Special rates and conditions (if applicable—see instructions): The beneficial owner is claiming the provisions of Article and paragraph of the treaty identified on line 9 above to claim a % rate of withholding on (specify type of income): . Explain the additional conditions in the Article and paragraph the beneficial owner meets to be eligible for the rate of withholding: Part III Certification Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that: • I am the individual that is the beneficial owner (or am authorized to sign for the individual that is the beneficial owner) of all the income to which this form relates or am using this form to document myself for chapter 4 purposes, • The person named on line 1 of this form is not a U.S. person, • The income to which this form relates is: (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an applicable income tax treaty, or (c) the partner’s share of a partnership’s effectively connected income, • The person named on line 1 of this form is a resident of the treaty country listed on line 9 of the form (if any) within the meaning of the income tax treaty between the United States and that country, and • For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions. Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner. I agree that I will submit a new form within 30 days if any certification made on this form becomes incorrect. Sign Here Signature of beneficial owner (or individual authorized to sign for beneficial owner) Date (MM-DD-YYYY) Print name of signer Capacity in which acting (if form is not signed by beneficial owner) For Paperwork Reduction Act Notice, see separate instructions. Cat. No. 25047Z Form W-8BEN (Rev. 7-2017)

Form **W-8BEN-E**

(Rev. July 2017)

Department of the Treasury
Internal Revenue Service

Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)

► For use by entities. Individuals must use Form W-8BEN. ► Section references are to the Internal Revenue Code.
► Go to *www.irs.gov/FormW8BENE* for instructions and the latest information.
► Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do NOT use this form for:	**Instead use Form:**
• U.S. entity or U.S. citizen or resident	W-9
• A foreign individual	W-8BEN (Individual) or Form 8233
• A foreign individual or entity claiming that income is effectively connected with the conduct of trade or business within the U.S. (unless claiming treaty benefits)	W-8ECI
• A foreign partnership, a foreign simple trust, or a foreign grantor trust (unless claiming treaty benefits) (see instructions for exceptions)	W-8IMY
• A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming that income is effectively connected U.S. income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (unless claiming treaty benefits) (see instructions for other exceptions)	W-8ECI or W-8EXP
• Any person acting as an intermediary (including a qualified intermediary acting as a qualified derivatives dealer)	W-8IMY

Part I Identification of Beneficial Owner

1 Name of organization that is the beneficial owner

2 Country of incorporation or organization

3 Name of disregarded entity receiving the payment (if applicable, see instructions)

4 Chapter 3 Status (entity type) (Must check one box only):

☐ Corporation ☐ Disregarded entity ☐ Partnership
☐ Simple trust ☐ Grantor trust ☐ Complex trust ☐ Estate ☐ Government
☐ Central Bank of Issue ☐ Tax-exempt organization ☐ Private foundation ☐ International organization

If you entered disregarded entity, partnership, simple trust, or grantor trust above, is the entity a hybrid making a treaty claim? If "Yes" complete Part III. ☐ Yes ☐ No

5 Chapter 4 Status (FATCA status) (See instructions for details and complete the certification below for the entity's applicable status.)

☐ Nonparticipating FFI (including an FFI related to a Reporting IGA FFI other than a deemed-compliant FFI, participating FFI, or exempt beneficial owner).
☐ Participating FFI.
☐ Reporting Model 1 FFI.
☐ Reporting Model 2 FFI.
☐ Registered deemed-compliant FFI (other than a reporting Model 1 FFI, sponsored FFI, or nonreporting IGA FFI covered in Part XII). See instructions.
☐ Sponsored FFI. Complete Part IV.
☐ Certified deemed-compliant nonregistering local bank. Complete Part V.
☐ Certified deemed-compliant FFI with only low-value accounts. Complete Part VI.
☐ Certified deemed-compliant sponsored, closely held investment vehicle. Complete Part VII.
☐ Certified deemed-compliant limited life debt investment entity. Complete Part VIII.
☐ Certain investment entities that do not maintain financial accounts. Complete Part IX.
☐ Owner-documented FFI. Complete Part X.
☐ Restricted distributor. Complete Part XI.

☐ Nonreporting IGA FFI. Complete Part XII.
☐ Foreign government, government of a U.S. possession, or foreign central bank of issue. Complete Part XIII.
☐ International organization. Complete Part XIV.
☐ Exempt retirement plans. Complete Part XV.
☐ Entity wholly owned by exempt beneficial owners. Complete Part XVI.
☐ Territory financial institution. Complete Part XVII.
☐ Excepted nonfinancial group entity. Complete Part XVIII.
☐ Excepted nonfinancial start-up company. Complete Part XIX.
☐ Excepted nonfinancial entity in liquidation or bankruptcy. Complete Part XX.
☐ 501(c) organization. Complete Part XXI.
☐ Nonprofit organization. Complete Part XXII.
☐ Publicly traded NFFE or NFFE affiliate of a publicly traded corporation. Complete Part XXIII.
☐ Excepted territory NFFE. Complete Part XXIV.
☐ Active NFFE. Complete Part XXV.
☐ Passive NFFE. Complete Part XXVI.
☐ Excepted inter-affiliate FFI. Complete Part XXVII.
☐ Direct reporting NFFE.
☐ Sponsored direct reporting NFFE. Complete Part XXVIII.
☐ Account that is not a financial account.

6 Permanent residence address (street, apt. or suite no., or rural route). **Do not use a P.O. box or in-care-of address** (other than a registered address).

City or town, state or province. Include postal code where appropriate. | Country

7 Mailing address (if different from above)

City or town, state or province. Include postal code where appropriate. | Country

8 U.S. taxpayer identification number (TIN), if required | 9a GIIN | b Foreign TIN

10 Reference number(s) (see instructions)

Note: Please complete remainder of the form including signing the form in Part XXX.

For Paperwork Reduction Act Notice, see separate instructions. Cat. No. 59689N Form **W-8BEN-E** (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017) Page 2 Part II Disregarded Entity or Branch Receiving Payment. (Complete only if a disregarded entity with a GIIN or a branch of an FFI in a country other than the FFI’s country of residence. See instructions.) 11 Chapter 4 Status (FATCA status) of disregarded entity or branch receiving payment Branch treated as nonparticipating FFI. Reporting Model 1 FFI. U.S. Branch. Participating FFI. Reporting Model 2 FFI. 12 Address of disregarded entity or branch (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address (other than a registered address). City or town, state or province. Include postal code where appropriate. Country 13 GIIN (if any) Part III Claim of Tax Treaty Benefits (if applicable). (For chapter 3 purposes only.) 14 I certify that (check all that apply): a The beneficial owner is a resident of within the meaning of the income tax treaty between the United States and that country. b The beneficial owner derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits. The following are types of limitation on benefits provisions that may be included in an applicable tax treaty (check only one; see instructions): Government Company that meets the ownership and base erosion test Tax exempt pension trust or pension fund Company that meets the derivative benefits test Other tax exempt organization Company with an item of income that meets active trade or business test Publicly traded corporation Favorable discretionary determination by the U.S. competent authority received Subsidiary of a publicly traded corporation Other (specify Article and paragraph): c The beneficial owner is claiming treaty benefits for U.S. source dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation and meets qualified resident status (see instructions). 15 Special rates and conditions (if applicable—see instructions): The beneficial owner is claiming the provisions of Article and paragraph of the treaty identified on line 14a above to claim a % rate of withholding on (specify type of income): Explain the additional conditions in the Article the beneficial owner meets to be eligible for the rate of withholding: Part IV Sponsored FFI 16 Name of sponsoring entity: 17 Check whichever box applies. I certify that the entity identified in Part I: • Is an investment entity; • Is not a QI, WP (except to the extent permitted in the withholding foreign partnership agreement), or WT; and • Has agreed with the entity identified above (that is not a nonparticipating FFI) to act as the sponsoring entity for this entity. I certify that the entity identified in Part I: • Is a controlled foreign corporation as defined in section 957(a); • Is not a QI, WP, or WT; • Is wholly owned, directly or indirectly, by the U.S. financial institution identified above that agrees to act as the sponsoring entity for this entity; and • Shares a common electronic account system with the sponsoring entity (identified above) that enables the sponsoring entity to identify all account holders and payees of the entity and to access all account and customer information maintained by the entity including, but not limited to, customer identification information, customer documentation, account balance, and all payments made to account holders or payees. Form W-8BEN-E (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017) Page 3 Part V Certified Deemed-Compliant Nonregistering Local Bank 18 I certify that the FFI identified in Part I: • Operates and is licensed solely as a bank or credit union (or similar cooperative credit organization operated without profit) in its country of incorporation or organization; • Engages primarily in the business of receiving deposits from and making loans to, with respect to a bank, retail customers unrelated to such bank and, with respect to a credit union or similar cooperative credit organization, members, provided that no member has a greater than 5% interest in such credit union or cooperative credit organization; • Does not solicit account holders outside its country of organization; • Has no fixed place of business outside such country (for this purpose, a fixed place of business does not include a location that is not advertised to the public and from which the FFI performs solely administrative support functions); • Has no more than $175 million in assets on its balance sheet and, if it is a member of an expanded affiliated group, the group has no more than $500 million in total assets on its consolidated or combined balance sheets; and • Does not have any member of its expanded affiliated group that is a foreign financial institution, other than a foreign financial institution that is incorporated or organized in the same country as the FFI identified in Part I and that meets the requirements set forth in this part. Part VI Certified Deemed-Compliant FFI with Only Low-Value Accounts 19 I certify that the FFI identified in Part I: • Is not engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, notional principal contracts, insurance or annuity contracts, or any interest (including a futures or forward contract or option) in such security, partnership interest, commodity, notional principal contract, insurance contract or annuity contract; • No financial account maintained by the FFI or any member of its expanded affiliated group, if any, has a balance or value in excess of $50,000 (as determined after applying applicable account aggregation rules); and • Neither the FFI nor the entire expanded affiliated group, if any, of the FFI, have more than $50 million in assets on its consolidated or combined balance sheet as of the end of its most recent accounting year. Part VII Certified Deemed-Compliant Sponsored, Closely Held Investment Vehicle 20 Name of sponsoring entity: 21 I certify that the entity identified in Part I: • Is an FFI solely because it is an investment entity described in Regulations section 1.1471-5(e)(4); • Is not a QI, WP, or WT; • Will have all of its due diligence, withholding, and reporting responsibilities (determined as if the FFI were a participating FFI) fulfilled by the sponsoring entity identified on line 20; and • 20 or fewer individuals own all of the debt and equity interests in the entity (disregarding debt interests owned by U.S. financial institutions, participating FFIs, registered deemed-compliant FFIs, and certified deemed-compliant FFIs and equity interests owned by an entity if that entity owns 100% of the equity interests in the FFI and is itself a sponsored FFI). Part VIII Certified Deemed-Compliant Limited Life Debt Investment Entity 22 I certify that the entity identified in Part I: • Was in existence as of January 17, 2013; • Issued all classes of its debt or equity interests to investors on or before January 17, 2013, pursuant to a trust indenture or similar agreement; and • Is certified deemed-compliant because it satisfies the requirements to be treated as a limited life debt investment entity (such as the restrictions with respect to its assets and other requirements under Regulations section 1.1471-5(f)(2)(iv)). Part IX Certain Investment Entities that Do Not Maintain Financial Accounts 23 I certify that the entity identified in Part I: • Is a financial institution solely because it is an investment entity described in Regulations section 1.1471-5(e)(4)(i)(A), and • Does not maintain financial accounts. Part X Owner-Documented FFI Note: This status only applies if the U.S. financial institution, participating FFI, or reporting Model 1 FFI to which this form is given has agreed that it will treat the FFI as an owner-documented FFI (see instructions for eligibility requirements). In addition, the FFI must make the certifications below. 24a (All owner-documented FFIs check here) I certify that the FFI identified in Part I: • Does not act as an intermediary; • Does not accept deposits in the ordinary course of a banking or similar business; • Does not hold, as a substantial portion of its business, financial assets for the account of others; • Is not an insurance company (or the holding company of an insurance company) that issues or is obligated to make payments with respect to a financial account; • Is not owned by or in an expanded affiliated group with an entity that accepts deposits in the ordinary course of a banking or similar business, holds, as a substantial portion of its business, financial assets for the account of others, or is an insurance company (or the holding company of an insurance company) that issues or is obligated to make payments with respect to a financial account; • Does not maintain a financial account for any nonparticipating FFI; and • Does not have any specified U.S. persons that own an equity interest or debt interest (other than a debt interest that is not a financial account or that has a balance or value not exceeding $50,000) in the FFI other than those identified on the FFI owner reporting statement. Form W-8BEN-E (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017) Page 4 Part X Owner-Documented FFI (continued) Check box 24b or 24c, whichever applies. b I certify that the FFI identified in Part I: • Has provided, or will provide, an FFI owner reporting statement that contains: (i) The name, address, TIN (if any), chapter 4 status, and type of documentation provided (if required) of every individual and specified U.S. person that owns a direct or indirect equity interest in the owner-documented FFI (looking through all entities other than specified U.S. persons); (ii) The name, address, TIN (if any), and chapter 4 status of every individual and specified U.S. person that owns a debt interest in the owner-documented FFI (including any indirect debt interest, which includes debt interests in any entity that directly or indirectly owns the payee or any direct or indirect equity interest in a debt holder of the payee) that constitutes a financial account in excess of $50,000 (disregarding all such debt interests owned by participating FFIs, registered deemed-compliant FFIs, certified deemed-compliant FFIs, excepted NFFEs, exempt beneficial owners, or U.S. persons other than specified U.S. persons); and (iii) Any additional information the withholding agent requests in order to fulfill its obligations with respect to the entity. • Has provided, or will provide, valid documentation meeting the requirements of Regulations section 1.1471-3(d)(6)(iii) for each person identified in the FFI owner reporting statement. c I certify that the FFI identified in Part I has provided, or will provide, an auditor’s letter, signed within 4 years of the date of payment, from an independent accounting firm or legal representative with a location in the United States stating that the firm or representative has reviewed the FFI’s documentation with respect to all of its owners and debt holders identified in Regulations section 1.1471-3(d)(6)(iv)(A)(2), and that the FFI meets all the requirements to be an owner-documented FFI. The FFI identified in Part I has also provided, or will provide, an FFI owner reporting statement of its owners that are specified U.S. persons and Form(s) W-9, with applicable waivers. Check box 24d if applicable (optional, see instructions). d I certify that the entity identified on line 1 is a trust that does not have any contingent beneficiaries or designated classes with unidentified beneficiaries. Part XI Restricted Distributor 25a (All restricted distributors check here) I certify that the entity identified in Part I: • Operates as a distributor with respect to debt or equity interests of the restricted fund with respect to which this form is furnished; • Provides investment services to at least 30 customers unrelated to each other and less than half of its customers are related to each other; • Is required to perform AML due diligence procedures under the anti-money laundering laws of its country of organization (which is an FATF-compliant jurisdiction); • Operates solely in its country of incorporation or organization, has no fixed place of business outside of that country, and has the same country of incorporation or organization as all members of its affiliated group, if any; • Does not solicit customers outside its country of incorporation or organization; • Has no more than $175 million in total assets under management and no more than $7 million in gross revenue on its income statement for the most recent accounting year; • Is not a member of an expanded affiliated group that has more than $500 million in total assets under management or more than $20 million in gross revenue for its most recent accounting year on a combined or consolidated income statement; and • Does not distribute any debt or securities of the restricted fund to specified U.S. persons, passive NFFEs with one or more substantial U.S. owners, or nonparticipating FFIs. Check box 25b or 25c, whichever applies. I further certify that with respect to all sales of debt or equity interests in the restricted fund with respect to which this form is furnished that are made after December 31, 2011, the entity identified in Part I: b Has been bound by a distribution agreement that contained a general prohibition on the sale of debt or securities to U.S. entities and U.S. resident individuals and is currently bound by a distribution agreement that contains a prohibition of the sale of debt or securities to any specified U.S. person, passive NFFE with one or more substantial U.S. owners, or nonparticipating FFI. c Is currently bound by a distribution agreement that contains a prohibition on the sale of debt or securities to any specified U.S. person, passive NFFE with one or more substantial U.S. owners, or nonparticipating FFI and, for all sales made prior to the time that such a restriction was included in its distribution agreement, has reviewed all accounts related to such sales in accordance with the procedures identified in Regulations section 1.1471-4(c) applicable to preexisting accounts and has redeemed or retired any, or caused the restricted fund to transfer the securities to a distributor that is a participating FFI or reporting Model 1 FFI securities which were sold to specified U.S. persons, passive NFFEs with one or more substantial U.S. owners, or nonparticipating FFIs. Form W-8BEN-E (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017) Page 5 Part XII Nonreporting IGA FFI 26 I certify that the entity identified in Part I: • Meets the requirements to be considered a nonreporting financial institution pursuant to an applicable IGA between the United States and . The applicable IGA is a Model 1 IGA or a Model 2 IGA; and is treated as a under the provisions of the applicable IGA or Treasury regulations (if applicable, see instructions); • If you are a trustee documented trust or a sponsored entity, provide the name of the trustee or sponsor . The trustee is: U.S. Foreign Part XIII Foreign Government, Government of a U.S. Possession, or Foreign Central Bank of Issue 27 I certify that the entity identified in Part I is the beneficial owner of the payment, and is not engaged in commercial financial activities of a type engaged in by an insurance company, custodial institution, or depository institution with respect to the payments, accounts, or obligations for which this form is submitted (except as permitted in Regulations section 1.1471-6(h)(2)). Part XIV International Organization Check box 28a or 28b, whichever applies. 28a I certify that the entity identified in Part I is an international organization described in section 7701(a)(18). b I certify that the entity identified in Part I: • Is comprised primarily of foreign governments; • Is recognized as an intergovernmental or supranational organization under a foreign law similar to the International Organizations Immunities Act or that has in effect a headquarters agreement with a foreign government; • The benefit of the entity’s income does not inure to any private person; and • Is the beneficial owner of the payment and is not engaged in commercial financial activities of a type engaged in by an insurance company, custodial institution, or depository institution with respect to the payments, accounts, or obligations for which this form is submitted (except as permitted in Regulations section 1.1471-6(h)(2)). Part XV Exempt Retirement Plans Check box 29a, b, c, d, e, or f, whichever applies. 29a I certify that the entity identified in Part I: • Is established in a country with which the United States has an income tax treaty in force (see Part III if claiming treaty benefits); • Is operated principally to administer or provide pension or retirement benefits; and • Is entitled to treaty benefits on income that the fund derives from U.S. sources (or would be entitled to benefits if it derived any such income) as a resident of the other country which satisfies any applicable limitation on benefits requirement. b I certify that the entity identified in Part I: • Is organized for the provision of retirement, disability, or death benefits (or any combination thereof) to beneficiaries that are former employees of one or more employers in consideration for services rendered; • No single beneficiary has a right to more than 5% of the FFI’s assets; • Is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which the fund is established or operated; and (i) Is generally exempt from tax on investment income under the laws of the country in which it is established or operates due to its status as a retirement or pension plan; (ii) Receives at least 50% of its total contributions from sponsoring employers (disregarding transfers of assets from other plans described in this part, retirement and pension accounts described in an applicable Model 1 or Model 2 IGA, other retirement funds described in an applicable Model 1 or Model 2 IGA, or accounts described in Regulations section 1.1471-5(b)(2)(i)(A)); (iii) Either does not permit or penalizes distributions or withdrawals made before the occurrence of specified events related to retirement, disability, or death (except rollover distributions to accounts described in Regulations section 1.1471-5(b)(2)(i)(A) (referring to retirement and pension accounts), to retirement and pension accounts described in an applicable Model 1 or Model 2 IGA, or to other retirement funds described in this part or in an applicable Model 1 or Model 2 IGA); or (iv) Limits contributions by employees to the fund by reference to earned income of the employee or may not exceed $50,000 annually. c I certify that the entity identified in Part I: • Is organized for the provision of retirement, disability, or death benefits (or any combination thereof) to beneficiaries that are former employees of one or more employers in consideration for services rendered; • Has fewer than 50 participants; • Is sponsored by one or more employers each of which is not an investment entity or passive NFFE; • Employee and employer contributions to the fund (disregarding transfers of assets from other plans described in this part, retirement and pension accounts described in an applicable Model 1 or Model 2 IGA, or accounts described in Regulations section 1.1471-5(b)(2)(i)(A)) are limited by reference to earned income and compensation of the employee, respectively; • Participants that are not residents of the country in which the fund is established or operated are not entitled to more than 20% of the fund’s assets; and • Is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which the fund is established or operates. Form W-8BEN-E (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017) Page 6 Part XV Exempt Retirement Plans (continued) d I certify that the entity identified in Part I is formed pursuant to a pension plan that would meet the requirements of section 401(a), other than the requirement that the plan be funded by a trust created or organized in the United States. e I certify that the entity identified in Part I is established exclusively to earn income for the benefit of one or more retirement funds described in this part or in an applicable Model 1 or Model 2 IGA, or accounts described in Regulations section 1.1471-5(b)(2)(i)(A) (referring to retirement and pension accounts), or retirement and pension accounts described in an applicable Model 1 or Model 2 IGA. f I certify that the entity identified in Part I: • Is established and sponsored by a foreign government, international organization, central bank of issue, or government of a U.S. possession (each as defined in Regulations section 1.1471-6) or an exempt beneficial owner described in an applicable Model 1 or Model 2 IGA to provide retirement, disability, or death benefits to beneficiaries or participants that are current or former employees of the sponsor (or persons designated by such employees); or • Is established and sponsored by a foreign government, international organization, central bank of issue, or government of a U.S. possession (each as defined in Regulations section 1.1471-6) or an exempt beneficial owner described in an applicable Model 1 or Model 2 IGA to provide retirement, disability, or death benefits to beneficiaries or participants that are not current or former employees of such sponsor, but are in consideration of personal services performed for the sponsor. Part XVI Entity Wholly Owned by Exempt Beneficial Owners 30 I certify that the entity identified in Part I: • Is an FFI solely because it is an investment entity; • Each direct holder of an equity interest in the investment entity is an exempt beneficial owner described in Regulations section 1.1471-6 or in an applicable Model 1 or Model 2 IGA; • Each direct holder of a debt interest in the investment entity is either a depository institution (with respect to a loan made to such entity) or an exempt beneficial owner described in Regulations section 1.1471-6 or an applicable Model 1 or Model 2 IGA. • Has provided an owner reporting statement that contains the name, address, TIN (if any), chapter 4 status, and a description of the type of documentation provided to the withholding agent for every person that owns a debt interest constituting a financial account or direct equity interest in the entity; and • Has provided documentation establishing that every owner of the entity is an entity described in Regulations section 1.1471-6(b), (c), (d), (e), (f) and/or (g) without regard to whether such owners are beneficial owners. Part XVII Territory Financial Institution 31 I certify that the entity identified in Part I is a financial institution (other than an investment entity) that is incorporated or organized under the laws of a possession of the United States. Part XVIII Excepted Nonfinancial Group Entity 32 I certify that the entity identified in Part I: • Is a holding company, treasury center, or captive finance company and substantially all of the entity’s activities are functions described in Regulations section 1.1471-5(e)(5)(i)(C) through (E); • Is a member of a nonfinancial group described in Regulations section 1.1471-5(e)(5)(i)(B); • Is not a depository or custodial institution (other than for members of the entity’s expanded affiliated group); and • Does not function (or hold itself out) as an investment fund, such as a private equity fund, venture capital fund, leveraged buyout fund, or any investment vehicle with an investment strategy to acquire or fund companies and then hold interests in those companies as capital assets for investment purposes. Part XIX Excepted Nonfinancial Start-Up Company 33 I certify that the entity identified in Part I: • Was formed on (or, in the case of a new line of business, the date of board resolution approving the new line of business) (date must be less than 24 months prior to date of payment); • Is not yet operating a business and has no prior operating history or is investing capital in assets with the intent to operate a new line of business other than that of a financial institution or passive NFFE; • Is investing capital into assets with the intent to operate a business other than that of a financial institution; and • Does not function (or hold itself out) as an investment fund, such as a private equity fund, venture capital fund, leveraged buyout fund, or any investment vehicle whose purpose is to acquire or fund companies and then hold interests in those companies as capital assets for investment purposes. Part XX Excepted Nonfinancial Entity in Liquidation or Bankruptcy 34 I certify that the entity identified in Part I: • Filed a plan of liquidation, filed a plan of reorganization, or filed for bankruptcy on ; • During the past 5 years has not been engaged in business as a financial institution or acted as a passive NFFE; • Is either liquidating or emerging from a reorganization or bankruptcy with the intent to continue or recommence operations as a nonfinancial entity; and • Has, or will provide, documentary evidence such as a bankruptcy filing or other public documentation that supports its claim if it remains in bankruptcy or liquidation for more than 3 years. Form W-8BEN-E (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017) Page 7 Part XXI 501(c) Organization 35 I certify that the entity identified in Part I is a 501(c) organization that: • Has been issued a determination letter from the IRS that is currently in effect concluding that the payee is a section 501(c) organization that is dated ; or • Has provided a copy of an opinion from U.S. counsel certifying that the payee is a section 501(c) organization (without regard to whether the payee is a foreign private foundation). Part XXII Nonprofit Organization 36 I certify that the entity identified in Part I is a nonprofit organization that meets the following requirements. • The entity is established and maintained in its country of residence exclusively for religious, charitable, scientific, artistic, cultural or educational purposes; • The entity is exempt from income tax in its country of residence; • The entity has no shareholders or members who have a proprietary or beneficial interest in its income or assets; • Neither the applicable laws of the entity’s country of residence nor the entity’s formation documents permit any income or assets of the entity to be distributed to, or applied for the benefit of, a private person or noncharitable entity other than pursuant to the conduct of the entity’s charitable activities or as payment of reasonable compensation for services rendered or payment representing the fair market value of property which the entity has purchased; and • The applicable laws of the entity’s country of residence or the entity’s formation documents require that, upon the entity’s liquidation or dissolution, all of its assets be distributed to an entity that is a foreign government, an integral part of a foreign government, a controlled entity of a foreign government, or another organization that is described in this part or escheats to the government of the entity’s country of residence or any political subdivision thereof. Part XXIII Publicly Traded NFFE or NFFE Affiliate of a Publicly Traded Corporation Check box 37a or 37b, whichever applies. 37a I certify that: • The entity identified in Part I is a foreign corporation that is not a financial institution; and • The stock of such corporation is regularly traded on one or more established securities markets, including (name one securities exchange upon which the stock is regularly traded). b I certify that: • The entity identified in Part I is a foreign corporation that is not a financial institution; • The entity identified in Part I is a member of the same expanded affiliated group as an entity the stock of which is regularly traded on an established securities market; • The name of the entity, the stock of which is regularly traded on an established securities market, is ; and • The name of the securities market on which the stock is regularly traded is . Part XXIV Excepted Territory NFFE 38 I certify that: • The entity identified in Part I is an entity that is organized in a possession of the United States; • The entity identified in Part I: (i) Does not accept deposits in the ordinary course of a banking or similar business; (ii) Does not hold, as a substantial portion of its business, financial assets for the account of others; or (iii) Is not an insurance company (or the holding company of an insurance company) that issues or is obligated to make payments with respect to a financial account; and • All of the owners of the entity identified in Part I are bona fide residents of the possession in which the NFFE is organized or incorporated. Part XXV Active NFFE 39 I certify that: • The entity identified in Part I is a foreign entity that is not a financial institution; • Less than 50% of such entity’s gross income for the preceding calendar year is passive income; and • Less than 50% of the assets held by such entity are assets that produce or are held for the production of passive income (calculated as a weighted average of the percentage of passive assets measured quarterly) (see instructions for the definition of passive income). Part XXVI Passive NFFE 40a I certify that the entity identified in Part I is a foreign entity that is not a financial institution (other than an investment entity organized in a possession of the United States) and is not certifying its status as a publicly traded NFFE (or affiliate), excepted territory NFFE, active NFFE, direct reporting NFFE, or sponsored direct reporting NFFE. Check box 40b or 40c, whichever applies. b I further certify that the entity identified in Part I has no substantial U.S. owners (or, if applicable, no controlling U.S. persons); or c I further certify that the entity identified in Part I has provided the name, address, and TIN of each substantial U.S. owner (or, if applicable, controlling U.S. person) of the NFFE in Part XXIX. Form W-8BEN-E (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017) Page 8 Part XXVII Excepted Inter-Affiliate FFI 41 I certify that the entity identified in Part I: • Is a member of an expanded affiliated group; • Does not maintain financial accounts (other than accounts maintained for members of its expanded affiliated group); • Does not make withholdable payments to any person other than to members of its expanded affiliated group; • Does not hold an account (other than depository accounts in the country in which the entity is operating to pay for expenses) with or receive payments from any withholding agent other than a member of its expanded affiliated group; and • Has not agreed to report under Regulations section 1.1471-4(d)(2)(ii)(C) or otherwise act as an agent for chapter 4 purposes on behalf of any financial institution, including a member of its expanded affiliated group. Part XXVIII Sponsored Direct Reporting NFFE (see instructions for when this is permitted) 42 Name of sponsoring entity: 43 I certify that the entity identified in Part I is a direct reporting NFFE that is sponsored by the entity identified on line 42. Part XXIX Substantial U.S. Owners of Passive NFFE As required by Part XXVI, provide the name, address, and TIN of each substantial U.S. owner of the NFFE. Please see the instructions for a definition of substantial U.S. owner. If providing the form to an FFI treated as a reporting Model 1 FFI or reporting Model 2 FFI, an NFFE may also use this part for reporting its controlling U.S. persons under an applicable IGA. Name Address TIN Part XXX Certification Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that: • The entity identified on line 1 of this form is the beneficial owner of all the income to which this form relates, is using this form to certify its status for chapter 4 purposes, or is a merchant submitting this form for purposes of section 6050W; • The entity identified on line 1 of this form is not a U.S. person; • The income to which this form relates is: (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner’s share of a partnership’s effectively connected income; and • For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions. Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which the entity on line 1 is the beneficial owner or any withholding agent that can disburse or make payments of the income of which the entity on line 1 is the beneficial owner. I agree that I will submit a new form within 30 days if any certification on this form becomes incorrect. Sign Here Signature of individual authorized to sign for beneficial owner Print Name Date (MM-DD-YYYY) I certify that I have the capacity to sign for the entity identified on line 1 of this form. Form W-8BEN-E (Rev. 7-2017)

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

▶ Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type. See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▶ ________

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ________

Exemption from FATCA reporting code (if any) ________

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 10-2018)

Form W-9 (Rev. 10-2018) Page **2**

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting,* later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code,* later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships,* earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code,* later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 10-2018) Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C corporation, or S corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC
• LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.	Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018) Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester,* later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/Businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code,* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Form W-9 (Rev. 10-2018) Page 5 1. Interest, dividend, and barter exchange accounts opened For this type of account: Give name and EIN of: before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the 14. Account with the Department of The public entity certification. Agriculture in the name of a public entity (such as a state or local 2. Interest, dividend, broker, and barter exchange accounts government, school district, or opened after 1983 and broker accounts considered inactive during prison) that receives agricultural 1983. You must sign the certification or backup withholding will apply. If program payments you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the 15. Grantor trust filing under the Form The trust certification before signing the form. 1041 Filing Method or the Optional 3. Real estate transactions. You must sign the certification. You may Form 1099 Filing Method 2 (see cross out item 2 of the certification. Regulations section 1.671-4(b)(2)(i)(B)) 4. Other payments. You must give your correct TIN, but you do not 1 List first and circle the name of the person whose number you furnish. have to sign the certification unless you have been notified that you If only one person on a joint account has an SSN, that person’s number have previously given an incorrect TIN. “Other payments” include must be furnished. payments made in the course of the requester’s trade or business for 2 Circle the minor’s name and furnish the minor’s SSN. rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to 3 You must show your individual name and you may also enter your a nonemployee for services, payments made in settlement of payment business or DBA name on the “Business name/disregarded entity” card and third party network transactions, payments to certain fishing name line. You may use either your SSN or EIN (if you have one), but the boat crew members and fishermen, and gross proceeds paid to IRS encourages you to use your SSN. attorneys (including payments to corporations). 4 List first and circle the name of the trust, estate, or pension trust. (Do 5. Mortgage interest paid by you, acquisition or abandonment of not furnish the TIN of the personal representative or trustee unless the secured property, cancellation of debt, qualified tuition program legal entity itself is not designated in the account title.) Also see Special payments (under section 529), ABLE accounts (under section 529A), rules for partnerships, earlier. IRA, Coverdell ESA, Archer MSA or HSA contributions or *Note: The grantor also must provide a Form W-9 to trustee of trust. distributions, and pension distributions. You must give your correct Note: If no name is circled when more than one name is listed, the TIN, but you do not have to sign the certification. number will be considered to be that of the first name listed. What Name and Number To Give the Requester Secure Your Tax Records From Identity Theft For this type of account: Give name and SSN of: Identity theft occurs when someone uses your personal information 1. Individual The individual such as your name, SSN, or other identifying information, without your 2. Two or more individuals (joint The actual owner of the account or, if permission, to commit fraud or other crimes. An identity thief may use account) other than an account combined funds, the first individual on your SSN to get a job or may file a tax return using your SSN to receive maintained by an FFI the account1 a refund. 3. Two or more U.S. persons Each holder of the account To reduce your risk: (joint account maintained by an FFI) • Protect your SSN, The minor2 • Ensure your employer is protecting your SSN, and 4. Custodial account of a minor (Uniform Gift to Minors Act) • Be careful when choosing a tax preparer. 5. a. The usual revocable savings trust The grantor-trustee1 If your tax records are affected by identity theft and you receive a (grantor is also trustee) notice from the IRS, respond right away to the name and phone number b. So-called trust account that is not The actual owner1 printed on the IRS notice or letter. a legal or valid trust under state law 6. Sole proprietorship or disregarded 3 If your tax records are not currently affected by identity theft but you The owner think you are at risk due to a lost or stolen purse or wallet, questionable entity owned by an individual credit card activity or credit report, contact the IRS Identity Theft Hotline 7. Grantor trust filing under Optional The grantor* at 1-800-908-4490 or submit Form 14039. Form 1099 Filing Method 1 (see For more information, see Pub. 5027, Identity Theft Information for Regulations section 1.671-4(b)(2)(i) Taxpayers. (A)) Victims of identity theft who are experiencing economic harm or a For this type of account: Give name and EIN of: systemic problem, or are seeking help in resolving tax problems that 8. Disregarded entity not owned by an The owner have not been resolved through normal channels, may be eligible for individual Taxpayer Advocate Service (TAS) assistance. You can reach TAS by 9. A valid trust, estate, or pension trust Legal entity4 calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059. 10. Corporation or LLC electing The corporation Protect yourself from suspicious emails or phishing schemes. corporate status on Form 8832 or Phishing is the creation and use of email and websites designed to Form 2553 mimic legitimate business emails and websites. The most common act 11. Association, club, religious, The organization is sending an email to a user falsely claiming to be an established charitable, educational, or other tax- legitimate enterprise in an attempt to scam the user into surrendering exempt organization private information that will be used for identity theft. 12. Partnership or multi-member LLC The partnership 13. A broker or registered nominee The broker or nominee

Form W-9 (Rev. 10-2018) Page 6 The IRS does not initiate contacts with taxpayers via emails. Also, the Privacy Act Notice IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access Section 6109 of the Internal Revenue Code requires you to provide your information for their credit card, bank, or other financial accounts. correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or If you receive an unsolicited email claiming to be from the IRS, certain other income paid to you; mortgage interest you paid; the forward this message to phishing@irs.gov. You may also report misuse acquisition or abandonment of secured property; the cancellation of of the IRS name, logo, or other IRS property to the Treasury Inspector debt; or contributions you made to an IRA, Archer MSA, or HSA. The General for Tax Administration (TIGTA) at 1-800-366-4484. You can person collecting this form uses the information on the form to file forward suspicious emails to the Federal Trade Commission at information returns with the IRS, reporting the above information. spam@uce.gov or report them at www.ftc.gov/complaint. You can Routine uses of this information include giving it to the Department of contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). Justice for civil and criminal litigation and to cities, states, the District of If you have been the victim of identity theft, see www.IdentityTheft.gov Columbia, and U.S. commonwealths and possessions for use in and Pub. 5027. administering their laws. The information also may be disclosed to other Visit www.irs.gov/IdentityTheft to learn more about identity theft and countries under a treaty, to federal and state agencies to enforce civil how to reduce your risk. and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By First-Class Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Registered, Certified, Express Mail or Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

Questions or requests for assistance may be directed to the Dealer Manager and Information Agent at its telephone number and address set forth below. Questions or requests for assistance or additional copies of the Offer to Purchase and the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent at its address and telephone numbers set forth below. Shareholders may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Offer.

The Dealer Manager and Information Agent for the Offer is:

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, NY 10019

877-821-5775 United States (toll free)

58 212-3353038 Venezuela

10:00 a.m.-4:00 p.m. EST, Monday through Friday